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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of SteadyMed Ltd. (the "Company") for the registration of 13,108,032 shares of its ordinary shares and to the incorporation by reference therein of our report dated March 29, 2016 with respect to the consolidated financial statements schedules of the Company for the year ended December 31, 2015 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2016.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
September 2, 2016	A member of Ernst & Young Global

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm